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                                                                     EXHIBIT 2.2

                              AGREEMENT OF MERGER
                                      OF
                        NORWAY ACQUISITION CORPORATION
                                      AND
                            ICENTRAL, INCORPORATED

     THIS AGREEMENT OF MERGER, is made and entered into as of April 30, 1998 (the "Merger Agreement"), by and between Norway Acquisition Corporation (the "Transitory Subsidiary"), a Delaware corporation and a newly-formed, wholly-owned subsidiary of Open Market, Inc., a Delaware corporation ("Open Market"), and Icentral, Incorporated, a Utah corporation ("Icentral"), pursuant to an Agreement and Plan of Merger, dated as of April 29, 1998 (the "Plan of Merger"), by and among Open Market, the Transitory Subsidiary and Icentral. The Transitory Subsidiary and Icentral are sometimes referred to as the "Constituent Corporations."

     NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  MERGER OF TRANSITORY SUBSIDIARY WITH AND INTO ICENTRAL.  Icentral
          ------------------------------------------------------
shall be acquired by Open Market through a merger (the "Merger") of the Transitory Subsidiary with and into Icentral. The separate corporate existence of the Transitory Subsidiary shall cease and Icentral shall be the surviving corporation (the "Surviving Corporation"). The Merger shall become effective on such date (the "Effective Time") as this Merger Agreement is filed with the Secretary of State of the State of Utah and the Secretary of State of the State of Delaware.

     1.2  EFFECT OF THE MERGER; ADDITIONAL ACTIONS.
          ----------------------------------------

          1.2.1  EFFECTS.  The Merger shall have the effects set forth in
                 -------
Section 16-10a-1106 of the Utah Revised Business Corporation Act (the "Utah Statute") and Section 252 of the Delaware General Corporation Law (the "Delaware Statute"). The Surviving Corporation shall assume all the liabilities of the Transitory Subsidiary upon the Effective Time.

          1.2.2  ADDITIONAL ACTION.  The Surviving Corporation may, at any time
                 -----------------
after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either Constituent Corporation, in order the consummate the transactions contemplated by this Merger Agreement.
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                                  ARTICLE II

                         THE CONSTITUENT CORPORATIONS

     2.1  ORGANIZATION OF ICENTRAL.  Icentral was incorporated under the laws of
          ------------------------
the State of Utah on September 25, 1995. The Company is authorized to issue an aggregate of 50,000,000 shares of Common Stock, no par value per share (the "Icentral Common Stock") and 20,000,000 shares of Preferred Stock, no par value per share (the "Icentral Preferred Stock"), of which 24,452,555 shares of the Icentral Common Stock and no shares of the Icentral Preferred Stock are outstanding as of the date of this Merger Agreement. Shareholder approval of the Merger was required. All of the shareholders of the Icentral Common Stock (the "Icentral Shareholders") voted in favor of the Merger. As of the Effective Time, the Articles of Incorporation of Icentral shall be amended and restated as set forth in Exhibit A attached hereto, which provide for 1,000 authorized
             ---------
shares of Common Stock of Icentral, par value $.001 per share.

     2.2  ORGANIZATION OF THE TRANSITORY SUBSIDIARY.  The Transitory Subsidiary
          -----------------------------------------
was incorporated under the laws of the State of Delaware on April 29, 1998. The Transitory Subsidiary is authorized to issue an aggregate of 1,000 shares of Common Stock, $.001 par value per share (the "Sub Stock"), of which 100 shares are outstanding as of the date of this Merger Agreement. Shareholder approval of the Merger was required. All of the issued and outstanding shares of the Sub Stock were voted in favor of the Merger.

                                  ARTICLE III

                    ARTICLES OF INCORPORATION AND BYLAWS OF
                           THE SURVIVING CORPORATION

     3.1  ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.  At the
          ---------------------------------------------------------
Effective Time, the Articles of Incorporation of Icentral shall be amended and restated in their entirety as set forth in Exhibit A attached hereto. The
                                           ---------
Articles of Incorporation of Icentral at the Effective Time, as amended and restated in Exhibit A, shall be the Articles of Incorporation of the Surviving
            ---------
Corporation unless and until thereafter amended in accordance with the provisions therein and as provided by Utah law. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of Icentral set forth as Exhibit D of the Plan of Merger, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by Utah law. The officers and directors of the Surviving Corporation shall be the officers and directors of the Transitory Subsidiary immediately prior to the Effective Time.

                                       2
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                                  ARTICLE IV

                     EFFECT OF THE MERGER ON THE STOCK OF
               THE CONSTITUENT CORPORATIONS; EXCHANGE OF SHARES

     4.1    CONVERSION OF SHARES.
            --------------------

     4.1.1 At the Effective Time, by virtue of the Merger and without any action on the part of Open Market, the Transitory Subsidiary or Icentral or the holder of any of the following shares (other than Dissenting Shares (as defined below) and shares held in Icentral's treasury), each share of Icentral Common Stock, issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive (subject to the provisions of the Escrow Agreement) .0196349 shares (the "Common Stock Conversion Number") of common stock, $.001 par value per share, of Open Market ("Buyer Common Stock") and $.0294448. The Icentral Common Stock issued and outstanding immediately prior to the Effective Time shall be referred to herein as the "Icentral Shares."

     4.1.2 Wasatch Venture Fund, Gregory E. Gibson, Jeffrey Windsor, David Hills, Timothy W. Gibson, Robert O. Despain and Darren Whittaker (the "Majority Shareholders") and the other persons listed on Schedule I of the Plan of Merger (the "Minority Shareholders") shall be entitled to receive approximately 86% and 100%, respectively, of the shares of Buyer Common Stock into which such Icentral Shares were converted pursuant to this Section 4.1 rounded up to the nearest whole share (the "Initial Shares"); the remaining shares of Buyer Common Stock into which such Icentral Shares were converted pursuant to this Section 4.1 (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.10 of the Plan of Merger and shall be held and disbursed in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares." The Merger Shares together with the cash payments referred to in Section 4.1.1 above shall together be referred to herein as the "Merger Consideration."

     4.1.3 Each share of Icentral Common Stock held in Icentral's treasury immediately prior to the Effective Time and each Icentral Share owned beneficially by Open Market or the Transitory Subsidiary at the Effective Time shall be cancelled and retired without payment of any consideration therefor.

     4.1.4 Each share of Sub Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.001 par value per share, of the Surviving Corporation.

     4.2    DISSENTING SHARES.
            -----------------

     4.2.1  For purposes of this Agreement, "Dissenting Shares" means Icentral

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Shares held as of the Effective Time by an Icentral Shareholder who has not
voted such Icentral Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with the Utah Statute and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Consideration, unless such Icentral Shareholder shall have forfeited his right to appraisal under the Utah Statute or withdrawn, with the consent of the Company, his demand for appraisal. If such Icentral Shareholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration issuable in respect of such Icentral Shares pursuant to Section 4.1.1, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the exchange agent (i) in the case of a Majority Shareholder a certificate representing approximately 86% of the Merger Shares and (ii) in the case of a Minority Shareholder 100% of the Merger Shares to which such holder is entitled pursuant to Section 4.1 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining Merger Shares to which such holder is entitled, if any, pursuant to Section 4.1 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

     4.2.2 Icentral shall give Open Market (i) prompt notice of any written demands for appraisal of any Icentral Shares, withdrawals of such demands, and any other instruments that relate to such demands received by Icentral and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Utah Statute. Icentral shall not, except with the prior written consent of Open Market, or as required by applicable law following written notice to Open Market, make any payment with respect to any demands for appraisal of the Icentral Shares or offer to settle or settle any such demands.

     4.3    EXCHANGE OF SHARES.
            ------------------

     4.3.1 As soon as practicable after the Effective Time, Open Market shall send a notice and a transmittal form to each holder of a certificate representing Icentral Shares (a "Certificate") advising such holder of the effectiveness of the Merger and the procedure for surrendering to Icentral such Certificate in exchange for the Initial Shares issuable and cash payments payable pursuant to Section 4.1.1. Such transmittal form shall include a representation by the surrendering shareholder that he or she is acquiring the Merger Shares for investment and not with a view to the distribution thereof, except in accordance with Section 8 of the Plan of Merger. Each holder of a Certificate, upon proper surrender thereof to Icentral in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor the Initial Shares issuable and cash payments payable pursuant to Section 4.1.1. Until

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properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Initial Shares issuable and cash payments payable pursuant to Section 4.1.1. Holders of Certificates shall not be entitled to receive certificates for the Initial Shares and cash payments to which they would otherwise be entitled until such Certificates are properly surrendered.

     4.3.2 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Open Market shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 4.1.1. The Board of Directors of Open Market may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Open Market a bond in such sum as it may direct as indemnity against any claim that may be made against Open Market with respect to the Certificate alleged to have been lost, stolen or destroyed.

     4.3.3 Certificates representing the Merger Shares shall contain a legend substantially in the following form together with any other legends required by applicable state securities laws:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     4.4    DIVIDENDS.  No dividends or other distributions that are payable to
            ---------
the holders of record of the Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Icentral Shareholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates in accordance with Section 4.3. Upon such surrender, Open Market shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of the Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.


     4.5    FRACTIONAL SHARES.  No certificates or scrip representing fractional
            -----------------
Initial Shares shall be issued to former Icentral Shareholders upon the surrender or exchange of Certificates, and such former Icentral Shareholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of Open Market with respect to any fractional Initial Shares that would

                                       5
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otherwise be issued to such former Icentral Shareholders. In lieu thereof, fractions resulting will be rounded up to the nearest whole number of shares.

                                   ARTICLE V

                                  TERMINATION

     5.1  TERMINATION BY MUTUAL AGREEMENT.  Notwithstanding the approval of this
          -------------------------------
Merger Agreement by the shareholders of Icentral and the Transitory Subsidiary, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Icentral and the Transitory Subsidiary.

     5.2  TERMINATION OF PLAN OF MERGER.  Notwithstanding the approval of this
          -----------------------------
Merger Agreement by the shareholders of Icentral and the Transitory Subsidiary, this Merger Agreement shall terminate in the event that the Plan of Merger shall be terminated as therein provided.

     5.3  EFFECTS OF TERMINATION.  In the event of the termination of this
          ----------------------
Merger Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Open Market, the Transitory Subsidiary or Icentral or their respective officers or directors, except to the extent otherwise provided in the Plan of Merger.

                                  ARTICLE VI

                              GENERAL PROVISIONS

     6.1  AMENDMENT.  This Merger Agreement may be amended prior to the
          ---------
Effective Time by the parties hereto, by any action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of Icentral and the Transitory Subsidiary but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders without obtaining such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     6.2  COUNTERPARTS.  This Merger Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     6.3  GOVERNING LAW.  This Merger Agreement shall be governed in all
          -------------
respects, including validity, interpretation and effect in Utah by the laws of the State of Utah and in Delaware by the laws of the State of Delaware.

                                       6
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     6.4  SERVICE OF PROCESS UPON MERGER OF CONSTITUENT CORPORATIONS.  The
          ----------------------------------------------------------
Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of the Transitory Subsidiary arising from the merger, including the rights of any dissenting stockholders thereof, and hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suite or other proceedings and agrees that service of any such process may be made by personally delivering to and leaving with such Secretary of State of the State of Delaware duplicate copies of such process, and hereby authorizes the Secretary of State of the State of Delaware to send forthwith by registered mail one of such duplicate copies of such process addressed to it at:

               Icentral, Incorporated
               225 N. University Avenue
               Provo, Utah 84601

               Attn:  Gregory Gibson

unless said Surviving Corporation shall hereafter designate in writing to such Secretary of State of the State of Delaware a different address for such process, in which case the duplicate copy of such process shall be mailed to the last address so designated.

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     IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the day and year first written above.


                                 NORWAY ACQUISITION CORPORATION


                                 By: /s/ Gary B. Eichhorn
                                     -----------------------------------------
                                     Gary B. Eichhorn, President


                                 By: /s/ Eric J. Pyenson
                                     -----------------------------------------
                                     Eric J. Pyenson, Secretary


                                 ICENTRAL, INCORPORATED


                                 By: /s/ Gregory Gibson
                                     -----------------------------------------
                                     Gregory Gibson, President


                                 By: /s/ David Hills
                                     -----------------------------------------
                                     David Hills, Secretary